Exhibit 10.13
LEASE
STATION PLAZA ASSOCIATES
Landlord
and
INNER MONGOLIA PRODUCTION COMPANY
Dated: December 1st, 2006
Suite # 47/48/49
Building:
Station Plaza
250 East Hartsdale Avenue
Hartsdale, New York

     LEASE dated the 1st day of December, 2006, between STATION PLAZA ASSOCIATES, a partnership organized and existing under the laws of the State of New York with an office at 595 Summer Street, Stamford, CT acting herein by Leslie M. Klein, partner duly authorized (“Landlord”); and, Inner Mongolia Production Company, with offices located at 250 East Hartsdale Avenue, Hartsdale, New York 10530 (“Tenant”).
WITNESSETH:
1.	PREMISES.
     Landlord hereby leases to Tenant, for the term and upon the conditions hereinafter specified, the following premises: approximately 1378 rentable square feet of (the “Premises”) on the fourth (4th) floor in the building (the “Building”) known as Station Plaza, 250 East Hartsdale Avenue, located in Hartsdale (the “City”).
2.	DEFINITIONS.
     Terms used in this Lease shall have the following meanings:
(a)	Base Rent:
(i)	Lease Year 1 — $38,584.00.00 per annum payable at the monthly rate of $3,215.33;

(ii)	Lease Year 2 — $40,127,00.00 per annum payable at the monthly rate of 3,343.92;

(iii)	Electric included
(b)	Tax Base Year: Calendar Year 2007 Base Operating Expense Year: Calendar Year 2007

(c)	Tenant’s Proportionate Share: 5.5%

(d)	Parking: Four (4) spaces reserved

(e)	Lease Year: Consecutive 12-month periods during the Term, with the first Lease Year commencing on the 1st day of December, 2006.
3.	TERM.
     To have and to hold the premises for a term of two (2) years (the “term”), commencing on December 1, 2006 (the “Commencement Date”), and ending on November 30, 2008 (the “Expiration Date”).

Page -1-

4.	USE OF PREMISES.
     (a) Tenant shall use the Premises only for general office use, and for no other purpose. Tenant will not interfere with the conduct of business by other tenants or occupants of the Building or create any private nuisance, including, without limitation, the occupation by Tenant or its employees, agents, contractors, subtenants or invitees (collectively, “Tenant’s representatives”) of more than the number of parking places allocated to Tenant.
     (b) Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, State and municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, including without limitation the Americans With Disabilities Act (as amended from time to time and as may be superceded from time to time, the “Act”) and any Environmental Laws (collectively, the “Legal Requirements”). Anything in the preceding sentence to the contrary notwithstanding, if alterations to the Premises are required under the Act because of alterations to the common areas of the Building (the “Common Areas”) made by Landlord, then Landlord shall, at its expense, make the alterations to the Premises required under the Act. If alterations to the Common Areas are required under the Act because of the nature of Tenant’s business or alterations made by or on behalf of Tenant within the Premises, then Landlord may make same and Tenant shall, within 20 days after receipt of a bill from time to time, reimburse Landlord for the reasonable cost of such alterations.
     (c) Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters or other similar body or authority having jurisdiction and all insurance policies affecting the Premises (collectively, the “Insurance Requirements”) and shall not do or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which is prohibited by any Insurance Requirements, or which would increase the rate of fire insurance applicable to the Building over that in effect on the date hereof. Tenant shall comply with the Legal Requirements and the Insurance Requirements, whether or not such compliance shall require extraordinary or unforeseen repairs, replacements or additions, and whether or not the Premises currently comply with same.
     (d) Tenant shall, at Tenant’s expense, keep and maintain the Premises in compliance with all local, state and Federal environmental laws, ordinances and regulations, including without limitation, 42 U.S.C. §9601 et seq., 42 U.S.C. §6901 et seq., 49 U.S.C. §1801 et seq., 15 U.S.C. §2601 et seq., and the regulations promulgated thereunder, (all of the foregoing being referred to collectively as the “Environmental Laws”). During the Lease term, Tenant shall permit no spills, discharges, or releases of any hazardous, radioactive or polluting substances, including without limitation any oil or petroleum products or any chemical liquids or solids (all of the foregoing being referred to collectively as “Hazardous Materials”). Tenant shall indemnify, defend and hold harmless Landlord, its successors and assigns from and against any claim, liability, cost, damage, expense, response or remedial action costs (including without limitation attorneys’ fees, and costs of

Page -2-

investigation or audit) relating to: (i) the presence, use, or storage on or under the Premises, or any spill, discharge or release from the Premises, of any Hazardous Material during the Lease term; (ii) any failure of the Premises to comply with any applicable Environmental Law, unless such non-compliance results from the conduct of Landlord and/or a prior occupant of the Premises; or (iii) any loss of value of the Premises, including without limitation any loss of value arising from the imposition of any lien against the Premises, unless such loss of value results from the conduct of Landlord and/or a prior occupant. In addition, Tenant, at its sole cost and expense, shall be responsible to contain and remove any and all medical waste, and shall indemnify and hold Landlord harmless with regard to said medical waste and disposal thereof. These foregoing indemnities shall survive the expiration or termination of this Lease.
5.	RENT.
     Commencing on the Commencement Date, Tenant shall pay to Landlord the Base Rent specified below, without demand and without setoff or deductions of any kind, in equal monthly installments, in advance, on the first day of each calendar month of the Term at the address of Landlord stated above or such other place as Landlord may designate in writing from time to time, with payment in advance of appropriate fractions of a monthly payment for any portion of a month at the expiration or prior termination of the Term. Every amount payable by Tenant hereunder in addition to Base Rent shall be deemed “Additional Rent.” Base Rent and Additional Rent are herein collectively referred to as the “Rent.” Any Rent not paid by Tenant on or before the due date thereof shall be payable on or before the first day of the succeeding month with a late charge equal to 5% of the unpaid installment, payable as Additional Rent. Anything herein to the contrary notwithstanding, the first monthly installment of Base Rent, which shall be payable on the execution hereof.
6.	INCREASES IN OPERATING EXPENSES.
     (a) After the expiration of the Base Operating Expense Year and of each succeeding calendar year (“Operating Year”), Landlord shall furnish Tenant a written statement prepared by Landlord of the Operating Expenses of the Property, as defined in Exhibit A attached hereto, incurred for such year. During the period of 60 days after receipt of Landlord’s statement, Tenant’s independent certified public accountant may inspect the records of the material reflected in said Landlord’s statement at a reasonable time mutually agreeable to Landlord and Tenant. Failure of Tenant to challenge any item in such statement within 60 days after receipt shall be a waiver of Tenant’s right to challenge such item for such year. Within 30 days after receipt of such statement for any Operating Year setting forth any increase of Operating Expenses during such Operating Year over the Operating Expenses in the Base Operating Expense Year (said increase being referred to herein as the “Cost Increase”), Tenant shall pay Tenant’s Proportionate Share of the Cost Increase (less the amount of Tenant’s projected share paid by Tenant on account thereof) to Landlord as Additional Rent. Operating Expenses shall be determined as if the Building were 95% occupied during the Base Operating Expense Year and each Operating Year in which actual occupancy shall be less than 95%.

Page -3-

     (b) Commencing with the first Month After the Base Operating Expense Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s projected share. Such projected share shall be equal to Landlord’s written estimate of Tenant’s Proportionate Share of the Cost Increase for the Operating Year. On the first day of each month of each Operating Year during the Term, and within 30 days after Tenant’s receipt of Landlord’s written estimate, Tenant shall pay to Landlord one-twelfth of its projected share of the estimated Cost Increase for such Operating Year. If Landlord’s statement after the end of an Operating Year shall indicate that Tenant’s projected share exceeded Tenant’s Proportionate Share of Cost Increase, Landlord shall forthwith, at Landlord’s option, either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of Additional Rent due hereunder. If Landlord’s statement shall indicate that Tenant’s Proportionate Share of Cost Increase exceeded Tenant’s projected share for the completed Operating Year, Tenant shall, subject to the provisions of subsection 6(a) herein, forthwith pay the amount of such excess to Landlord. If said Landlord’s statement is furnished to Tenant after the commencement of a subsequent Operating Year, there shall be promptly paid by Tenant to Landlord or vice versa, as the case may be, an amount equal to the portion of such payment or credit allocable to the part of such Operating Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Landlord’s statement is furnished to Tenant.
     (c) Landlord’s failure to render Landlord’s statement with respect to any Operating Year or Tax Year, or Landlord’s delay in rendering said statement beyond a date specified herein, shall not prejudice Landlord’s right to render a Landlord’s statement with respect to that or any subsequent Operating Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent, which obligations have accrued prior to the expiration or sooner termination of the Term, shall survive the expiration or any sooner termination of the Term.
7. INCREASE IN REAL ESTATE TAXES.
     If Real Estate Taxes with respect to the Property are increased, during any year subsequent to the Tax Base Year, over Real Estate Taxes paid by Landlord during the Tax Base Year, then Tenant shall pay to Landlord, without setoff or deductions of any kind, as Additional Rent After the Tax Base Year an amount equal to Tenant’s Proportionate Share of such increase. Payment of such increase shall be made in the installments provided by the taxing authority within 30 days after Tenant receives from Landlord notice of such tax increase and a bill for Tenant’s Proportionate Share thereof, together with a copy of the applicable bill received by Landlord from the taxing authority. “Real Estate Taxes” shall mean all taxes, assessments and governmental charges, whether Federal, State or municipal, which are levied or charged against real estate, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon and any other taxes and assessments attributable to the Property or its operation, excluding, however, Federal, State or other general income taxes not limited to real property. If Landlord shall be required under a mortgage or other creditor arrangement to make real estate tax deposits monthly or otherwise, Tenant shall make the same

Page -4-

installment payments to Landlord of its share of same. If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the net refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund. If, as a result of any application or proceeding brought by or on behalf of Landlord for review of the assessed valuation of the Property for the Tax Base Year, there shall be a decrease in the Real Estate Taxes payable by Landlord for such year, the reduced amount shall be used for future calculations under this Section.
8. REPAIRS.
     (a) Except as provided in (b) below, the roof, exterior walls (excluding windows) and foundation of the Building and all parts of the heating, plumbing, electrical and air conditioning systems in the Building shall be maintained and repaired by Landlord at its expense, except if necessitated by the excess use (i.e., greater than normal office use) by, or the negligence or willful act of Tenant or any of Tenant’s Representative, in which event Tenant shall promptly reimburse Landlord for the costs incurred in effecting such repair or replacement as necessary. The fact that any such repairs are Landlord’s responsibility does not preclude the cost of same being included as Operating Expenses.
     (b) Tenant, at its expense, shall repair, maintain in good order and condition and replace, if necessary, the interior of the Premises and shall keep the Premises clean and orderly in accordance with Landlord’s standards for the Building.
9. PARKING.
     Tenant shall have the right to use the number of parking spaces specified in Section 2 hereof. Landlord shall have the right, at any time and from time to time during the Term, to designate or re-designate the parking spaces to be used by Tenant, in which event Tenant shall limit its employee and invitee parking to its assigned spaces and will post markings designating its spaces. Landlord shall have no liability to Tenant if others park in Tenant’s assigned spaces.
10. UTILITIES AND SERVICES.
     (a) HVAC. Mondays through Fridays (except the days observed by the Federal or the New York state governments as legal holidays) from 8:00 a.m. to 6:00 p.m., and Saturdays (except the days observed by the Federal or the New York state governments as legal holidays) from 8:00 a.m. to 1:00 p.m., Landlord shall furnish and distribute heat to the Premises reasonable air conditioning on business days from May 15th to September 30th. If Tenant shall require air conditioning or heat at any other time, Landlord shall furnish after-hours air conditioning and heat upon reasonable advance notice from Tenant, and Tenant shall pay Landlord’s then-established charges therefor on Landlord’s demand. Landlord’s current charge to Tenant for such after-hours service is $75.00 per hour.

Page -5-

     (b) WATER. Landlord shall supply reasonably adequate quantities of hot and cold water to the Premises for ordinary lavatory and drinking purposes.
     (c) ELECTRICITY. Tenant shall pay to Landlord, for all electricity consumed in the Premises, utilizing the Electrical Factor set forth in Section 2 (if so specified), payable in installments on the first day of each month during the Term.
     (d) CLEANING. Landlord, at its expense, shall cause the Premises to be cleaned Mondays through Fridays (except the days observed by the Federal or the New York state governments as legal holidays), including annually the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages. Tenant shall pay to Landlord on demand Landlord’s reasonable charges for any special or unusual cleaning work in the Premises, including without limitation, the cleaning of private baths, interior glass, pantries, kitchens, lounge areas, paneled and fabric walls, and wood floors. Exhibit B describes the cleaning services to be provided by Landlord under this Section.
     (e) SECURITY. In no event shall Landlord be required to provide any security services to the Building. Tenant shall supply such security services to the Premises as Tenant requires, subject to Landlord’s prior approval of plans. If Landlord shall, at its discretion, supply any security services to the Building, same shall not guarantee the safety of Tenant’s employees, invitees or property.
     (f) INTERRUPTION OF SERVICES. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one (1) or more such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by Unavoidable Delay (as hereinafter defined). Any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted.
11. INSURANCE.
     (a) Tenant shall, at its expense, secure and maintain general liability insurance written on a so-called “comprehensive” general liability form with combined single limit coverage (for personal injury, property damage or death arising out of any one (1) occurrence) of at least $1,000,000, with no deductible, naming Landlord and Landlord’s designees as additional insureds under the policy. Tenant shall, at its expense, secure and maintain excess liability insurance written on a umbrella form with combined and single limit coverage (for personal injury, property damage or death arising out of any one (1) occurrence) of at least $1,000,000, with no deductible, naming Landlord and Landlord’s designees as additional insureds under the policy. Tenant shall deliver to Landlord

Page -6-

duplicate certificates of such insurance prior to taking occupancy of the Premises and shall deliver new certificates at least 30 days prior to the expiration of the existing coverage. Such certificates shall provide that in the event of termination or material change in coverage, Landlord shall be given 30 days’ advance notice in writing sent by certified mail to the address of Landlord. Such insurance shall insure Tenant’s contractual liability hereunder and shall contain a waiver of the insurer’s right of subrogation against Landlord. Said coverage limit shall be increased if, in Landlord’s reasonable judgment, increased limits are required to protect Landlord and Tenant against claims covered thereby. If Tenant shall voluntarily carry any liability insurance in an amount greater than required hereunder, such insurance shall comply with the requirements of this Section.
     (b) Tenant shall maintain all-risk casualty insurance covering Tenant’s furniture, fixtures, equipment and other personality within the Premises, with replacement value coverage.
     (c) Landlord and Tenant hereby waive all rights to recover against each other for any loss or damage covered by any casualty insurance required under this Lease, or otherwise actually carried by each of them. Landlord and Tenant will diligently attempt to cause their respective insurers to issue appropriate waiver of subrogation endorsements to all policies and insurance carried in connection with the Premises or the contents of either of them. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant shall look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by this Lease.
12. SUBORDINATION.
     (a) This Lease is and shall be subject and subordinate to (i) any and all mortgages now or hereafter affecting the fee title of the Building, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof; and (ii) any and all ground leases now or hereafter affecting the Building or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof. Tenant will execute and deliver promptly to Landlord any reasonable certificate or instrument which Landlord, from time to time, may request for confirmation of the provisions of this Section.
     (b) Neither the foreclosure of a superior mortgage nor the termination of a superior ground lease, nor the institution of any suit, action, summary or other proceedings by Landlord or any successor landlord under such ground lease or by the holder of any such mortgage, shall, by operation of law, result in the cancellation or termination of the obligations of Tenant hereunder, and Tenant agrees to attorn to and recognize Landlord and any successor landlord under such ground lease or the holder of any such mortgage, or the purchaser of the Building in foreclosure or any subsequent owner of the fee, as the case may be, as Tenant’s landlord hereunder in the event that any of them shall succeed to Landlord’s interest in the Premises.

Page -7-

13. DESTRUCTION, FIRE OR OTHER CAUSES.
     (a) If the Building shall be partially damaged by fire or other casualty so that the damage can reasonably be repaired by Landlord within 180 days from the date of the damage (90 days in the case of damage within the last year of the Term), then the damage shall be diligently repaired by and at the expense of Landlord (to the extent of net insurance proceeds received by Landlord for restoration), subject to applicable Legal Requirements and Insurance Requirements, and the Rent until such repairs shall be made shall be apportioned according to the part of the Premises which is tenantable.
     (b) If the Building is destroyed or rendered wholly untenantable by fire or other cause, or if the Building shall be so damaged that it cannot reasonably be repaired by Landlord within 180 days (90 days in the case of damage within the last year of the Term) from the date of the damage, or if Landlord shall elect not to restore the same but to demolish it or rebuild it, then in any of such events Landlord may, within 60 days after such casualty, give Tenant a notice in writing of intention to terminate this Lease, and thereupon the Term shall expire, effective the date of the casualty, and Tenant shall vacate the Premises and surrender the same to Landlord within ten (10) days after receipt of Landlord’s notice. If Landlord does not elect to terminate this Lease, the provisions of subsection (a) shall govern.
     (c) Landlord shall not be liable for any damage to, or be required (under any provision of this Lease or otherwise) to repair, restore or replace, any property in the Premises or be liable to Tenant for damage arising from rain or snow or from the bursting, overflowing or leakage of water, steam or gas pipes or defect in the plumbing, HVAC, mechanical or electrical systems of the Building or from any act or neglect of any other tenant or occupant in the Building.
14. EMINENT DOMAIN.
     (a) If the whole or any substantial part of the Land and/or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if Landlord elects not to restore the Building but to demolish or rebuild it, then and in that event, the Term shall cease and terminate from the date of taking, and Rent shall be adjusted and paid to the date of such termination.
     (b) In the event of any other condemnation of a part of the Building, this Lease shall remain in effect, but the Rent shall be prorated based on that portion of the Premises which remains tenantable, and Landlord shall diligently repair the damage to the Building (to the extent of net condemnation proceeds received by Landlord for restoration), subject to applicable Legal Requirements and Insurance Requirements.
     (c) In any event Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term or to any part of the award in such proceeding; provided

Page -8-

however that Tenant may assert a claim against the condemning authority for any of its personal property so taken and for its moving expenses.
15. ASSIGNMENT AND SUBLEASING, MORTGAGE, ETC.
     (a) Neither Tenant nor any party claiming under or through Tenant shall assign, mortgage or encumber this Lease, or sublease all or any part of the Premises, or suffer or permit the Premises or any part thereof to be subleased to or used by others, without the prior written consent of Landlord in each instance. As provided in subsection (c) below, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment. The transfer (or transfers in the aggregate) of more than a 50% interest in Tenant, shall be deemed an assignment of this Lease for the purposes of this Section. If this Lease be assigned, or if the Premises or any part thereof be sublet to or occupied by anybody other than Tenant, Landlord may, at Landlord’s option, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved (and any sublease shall confirm such option by Landlord), but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupants, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.
     (b) If Tenant desires to assign this Lease or to sublease all or substantially all of the Premises in the aggregate, Tenant shall first give notice to Landlord of the proposed transaction and the term thereof, and Landlord shall have the right, by notice to Tenant within 30 days after receipt of Tenant’s notice, to terminate this Lease. If Tenant desires to sublease less than substantially all of the Premises in the aggregate, Tenant shall first give notice to Landlord as aforesaid, and Landlord shall have the right to terminate this Lease with respect to the portion of the Premises proposed to be subleased, as of the intended effective date of the proposed sublease. If Landlord exercises its right to terminate this Lease with respect to such portion of the Premises, then (i) the Base Rent and Tenant’s Proportionate Share shall be proportionally reduced, and an adjustment shall be made for amounts, if any, paid in advance and applicable to the portion of the Premises no longer leased by Tenant; and (ii) the number of parking spaces available for Tenant’s use pursuant to Section 9 hereof shall be proportionally reduced, as reasonably designated by Landlord.
     (c) If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold its consent to the proposed subletting or assignment. Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt of payments from a subtenant or assignee, 75% of any “profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee, over (in the case of a sublease only) a pro rata portion of the Rent payable by Tenant hereunder, reduced by Tenant’s reasonable third-party brokerage fees and attorneys’ fees for the transaction.

Page -9-

     (d) Notwithstanding the foregoing, without Landlord’s consent and without being subject to Landlord’s rights under subsections 15(b) and (c) above but upon 60 days’ prior notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any entity which is an Affiliate of Tenant. Within ten (10) days after the execution of any such assignment or sublease, Tenant shall deliver a complete copy of the documentation to Landlord. For the purposes of this Section, an “Affiliate” means any entity controlling, controlled by or under common control with Tenant. If thereafter the transferee shall no longer be an Affiliate of Tenant, that shall be deemed a new assignment or sublease, as the case may be, subject to this Section.
     (e) Landlord shall not be required to consider, act upon or accept any request to assign or sublet the Premises, unless Tenant accompanies such request with payment of the sum of $1,500.00 for anticipated administrative costs in reviewing and evaluating such request.
16. FEES AND EXPENSES.
     If Tenant shall default in the observance or performance of any term or covenant of this Lease, Landlord may, after ten (10) days’ notice to Tenant to cure the default and failure of Tenant to cure the same within such period, or at any time thereafter without notice in event of emergency, perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations in connection with a default by Tenant, including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding against Tenant, such sums paid or obligations incurred, with interest (as provided below) and costs, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant hereunder.
17. NO REPRESENTATIONS BY LANDLORD; INDEMNITY.
     (a) Landlord and Landlord’s agents have made no representations or promises with respect to the Building or the Premises, including the uses permitted under applicable law, except for representations herein expressly set forth.
     (b) Except as otherwise herein specified, neither Landlord, nor any employee, agent or contractor of Landlord, shall be liable to Tenant or any of Tenant’s Representatives (i) for any damage to or loss of any property of Tenant or such other person, irrespective of the cause of such damage or loss; or (ii) for any personal injury to Tenant or such other person from any cause.
     (c) Subject to subsection 11(c) herein, Tenant shall defend, indemnify and hold harmless Landlord, its employees, agents and contractors against and from all liabilities, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord or such other persons by reason of any of the following occurring during the Term or prior thereto when Tenant has been given access to the Premises: (i) any work or thing done in the Premises by or at the request of Tenant or any of Tenant’s Representatives; (ii) any negligence or wrongful act or omission of Tenant or any of Tenant’s Representatives; (iii) any accident, injury, loss or damage to

Page -10-

any person or property occurring in the Premises; and (iv) any failure on the part of Tenant or any of Tenant’s Representatives to comply with any of the terms of this Lease.
18. QUIET ENJOYMENT; HOLDING OVER.
     (a) Upon Tenant paying the Rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any ground lease and mortgages as hereinbefore provided.
     (b) If Tenant retains possession of the Premises or any part thereof after the Expiration Date or earlier termination date without the written consent of Landlord, Tenant’s occupancy shall be under all of the terms and conditions of this Lease, except that (i) the tenancy shall be at will, terminable by either party on ten (10) days’ written notice; (ii) the Base Rent per month shall be the greater of (x) 150% of the then monthly fair market fixed rent for the Premises, and (y) 150% of the Base Rent specified herein for the month preceding the termination; and (iii) Tenant shall indemnify and hold Landlord harmless for all damages sustained and liabilities incurred by Landlord as a result of Tenant’s continued occupancy beyond ten (10) days after Landlord’s notice to Tenant under this subsection. Anything in this Lease to the contrary notwithstanding, if Tenant shall retain possession of part or all of the Premises after the Expiration Date or earlier termination date hereof, extension or renewal rights, first offer and first refusal rights, and expansion rights, if any, herein shall terminate.
19. DEFAULT.
     (a) If (i) Tenant defaults in the payment, when due, of any installment of Rent and Tenant fails to remedy such default within five (5) business days after notice from Landlord; or (ii) Tenant defaults in fulfilling any other covenant of this Lease and Tenant fails to remedy such default within 20 days after notice by Landlord to Tenant specifying the nature of such default (or if the said default cannot be completely cured or remedied within said 20-day period and Tenant shall not have diligently commenced curing such default within such 20-day period and shall not thereafter diligently remedy or cure such default within 60 days after notice from Landlord), then Landlord may, by notice to Tenant, cancel this Lease, and this Lease and the Term hereunder shall end and expire as fully and completely as if the date of cancellation were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof. Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.
     (b) If (i) a notice provided for in subsection (a) above shall have been given and the Term shall expire as aforesaid, or (ii) any execution shall be issued against Tenant or any of Tenant’s property, whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, then and in any of such events, Landlord may, without notice, re-enter

Page -11-

the Premises, and dispossess Tenant, and the legal representative of Tenant or other occupant of the Premises, by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Lease had not been made. Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end, but Tenant shall remain liable for damages as hereinafter provided.
20. REMEDIES OF LANDLORD.
     In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise: (a) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for counsel fees, brokerage and/or putting the Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions of free rent; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord any deficiency between (i) the Rent hereby reserved and/or covenanted to be paid, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. There shall be added to such deficiency such expenses as Landlord may incur in connection with re-letting the Premises, including without limitation, counsel fees, brokerage commissions and expenses incurred in maintaining the Premises in good order and in connection with renovating and preparing the same for re- letting. Any such rent deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In addition, Landlord shall have the alternative of commencing suit against Tenant at any time for an amount equal to the Rent reserved for the balance of the Term less the fair market rent of the Premises for the same period. Any Rent not paid by Tenant within 20 days after the due date thereof, shall thereafter be payable with interest at the rate of 3% per annum in excess of the prime or base rate of Citibank (or its successor) in effect from time to time, from the due date to the date of payment. Landlord, at its option, may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord considers advisable for the purpose of re-letting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The failure of Landlord to re-let the Premises or any part thereof shall not release or affect Tenant’s liability for continued rent or damages hereunder nor shall Landlord in any event be liable in any way whatsoever for failure to re-let the Premises. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

Page -12-

21. RIGHT TO EXHIBIT PREMISES AND ACCESS TO PREMISES.
     (a) Landlord reserves the right to enter the Premises and exhibit same at any reasonable time (i) to prospective mortgagees, purchasers and ground lessees and (ii) to prospective tenants at any time within 180 days prior to the expiration of the Term.
     (b) Subject to reasonable security requirements, Tenant shall have access to the Building 24 hours per day, seven (7) days per week. A keypad or similar security access system will be provided.
     (c) Landlord reserves the right to have its employees and agents enter the Premises at any reasonable time (and at any time in case of emergency) in order to gain access to any utility area, which utility area contains equipment and systems for the Building, and in order to effect necessary repairs and replacements. Such agents may bring necessary tools and equipment with them and may store same within the Premises.
     (d) Landlord shall exercise all access rights to the Premises available under this Lease, in each instance, upon reasonable advance notice to Tenant, in a manner consistent with Tenant’s reasonable security requirements and in a manner which does not unreasonably interfere with Tenant’s business operations, except in any event in cases of emergency.
22. BROKERAGE.
     Tenant represents that it has not had or dealt with any realtor, broker or agent in connection with the negotiation of this Lease and Tenant shall pay and hold Landlord harmless from any cost, expense or liability (including costs of suit and attorneys’ fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof.
23. SECURITY DEPOSIT.
     Tenant has deposited with Landlord the sum of $6,430.66 (the “Security Deposit”) as security for the performance by Tenant of the provisions of this Lease. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may use, apply, draw upon or retain all or any part of the Security Deposit to the extent necessary for the payment of any Rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used, applied, or drawn upon, Tenant shall, within ten (10) days after notice thereof, deposit cash with Landlord in an

Page -13-

amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or to the last transferee of Tenant’s interest hereunder) within 30 days after the expiration of the Term (or sooner termination of this Lease) and upon Tenant’s vacation of the Premises in accordance with this Lease. If the Building is sold, the Security Deposit shall be transferred to the new owner, and thereupon Landlord shall be discharged from further liability with respect thereto.
24. LEASE STATUS AND NOTICE.
     (a) From time to time, within ten (10) days after notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord and/or to any other entity specified by Landlord, a certification concerning the status of this Lease and Tenant’s occupancy of the Premises, including without limitation that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent has been paid, and stating whether or not there exists any default by Landlord under this Lease, and, if so, specifying each such default. Any notice, demand, consent, approval, direction, agreement or other communication required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

If to Landlord:	Station Plaza Associates Attn: Mr. Leslie M. Klein 595 Summer Street Stamford, CT 06901

If to Tenant:	Inner Mongolia Production Company Attn.: Mr. Frank Ingriselli 75 South Broadway — suite 400 White Plains, NY 10601 or to such changed address as a party hereto shall designate to the other parties hereto from time to time in writing. Notices shall be (i) personally delivered (including delivery by Federal Express, United Parcel Service or other comparable nation-wide overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery (or first business day thereafter if delivered other than on a business day or after 5:00 p.m. New York City time to said offices); or (ii) sent by certified mail, return receipt requested, in which case they shall be deemed

Page -14-

delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the third day after the date of deposit in the U.S. Mail.
25 ASSIGNS.
     (a) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.
     (b) The word Landlord as used in this Lease means only the owner for the time being of Landlord’s interest in this Lease. In the event of any assignment of Landlord’s interest in this Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed.
26 SURRENDER OF PREMISES.
     At the expiration of the Term, Tenant will peacefully yield up to Landlord the Premises, broom clean, in as good order and repair as when delivered to Tenant, damage by fire, casualty and ordinary wear and tear excepted. Any property left by Tenant in the Premises shall be deemed abandoned by Tenant.
27 MISCELLANEOUS.
     (a) Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant’s obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. The use of the term “herein” shall mean “in this Lease” unless the context clearly indicates otherwise.
     (b) This Lease shall be governed in all respects by the laws of the State of New York.
     (c) Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff or termination to Tenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.
     (d) Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Property for the collection of a judgment in the event of a default by Landlord hereunder, and no other property or assets of Landlord or any officer, director or partner of Landlord

Page -15-

shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.
     (e) The failure of Landlord to insist in any one (1) or more instances upon the strict performance of any one (1) or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one (1) or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise.
     (f) Obligations under this Lease which accrue during the Term shall survive the Expiration Date or sooner termination of the Term, as same may be extended hereunder.
     (g) The Building may be designated and known by any name Landlord may choose, and such name or designation may be changed from time to time in Landlord’s sole discretion.
28	ENTIRE AGREEMENT.
     This is the entire agreement between the parties on the subject matter hereof. No prior oral or written agreements are a part hereof.

Page -16-

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the year and day first above written.

LANDLORD: STATION PLAZA ASSOCIATES
By:	/s/ Leslie M. Klein
Leslie M. Klein
Its Partner, duly authorized

TENANT:
By:	/s/ Frank Ingriselli
Frank Ingriselli

Page -17-

EXHIBIT A
Operating Expenses
A. The term “Operating Expenses” shall mean actual expenses paid or incurred by Landlord for the operation, repair (as used herein, including replacement of equipment and materials when necessary) and maintenance of the Property, including the parking areas, which include without limitation the following:
          1. Reasonable wages, salaries and benefits of all necessary building employees engaged in the physical operation, cleaning, security, repair and maintenance of the Property, including Employer’s Social Security Taxes and any other taxes which may be levied on such wages and salaries, and including a managing agent’s fee in an amount reasonable in the City.
          2. All supplies and materials used in the operation, cleaning, security, repair and maintenance of the Property, and the fees paid to independent contractors for such services.
          3. The cost of supplying water, power, heating, lighting, ventilating, air-conditioning and other utilities to the Property.
          4. The current year’s amortized amount of any capital expenses incurred with respect to the Property, amortized over the minimum period allowed for federal income tax purposes, together with interest at the rate of 10% per annum.
          5. The cost of all maintenance and service agreements, including common area maintenance and upkeep.
          6. Insurance premiums.
          7. The cost of general operation, repair, cleaning and maintenance of the Property (including garbage and refuse removal), exclusive of expenses for alterations of premises for the accommodation of a specific tenant or tenants.
     B. The foregoing costs and expenses shall exclude or have deducted from them, any and all of the following items:
          1. leasing, financing and/or sales commissions;
          2. executives’ salaries above the grade of building manager;
          3. advertising and promotional expenditures;

Page -18-

          4. legal and accounting fees, other than legal and accounting fees reasonably incurred in connection with the maintenance and operation of the Property or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;
          5. costs incurred in performing work or furnishing services for individual tenants (including this Tenant) to the extent that such work or service is in excess of any work or service Landlord at its expense is generally furnishing to tenants;
          6. debt service and financing costs on any mortgage affecting the Property;
          7. the cost of leasehold improvements made to spaces leased to other tenants in the Building;
          8. the cost of repairs and/or restoration necessitated by condemnation or casualty;
          9. any cost for which Landlord is reimbursed in full by insurance, other tenants of the Building, or otherwise fully compensated; and
          10. rent under any ground lease.

Page -19-

EXHIBIT B
Cleaning
     The Landlord agrees to provide cleaning of the Tenant’s offices and building premises as follows:
          1. DAILY: All public areas, public hallways, public lobbies, public vestibules and Tenant’s office spaces shall be swept; waste baskets will be emptied, cleaned and contents removed to designated areas for removal from building; all tables, file cabinets, window sills, and ledges will be hand dusted daily; lavatories throughout the building will be cleaned; and the elevator cab will be swept; carpeting shall be carpet swept.
          2. WEEKLY: Clean tile walls and metal partitions in lavatories; stairways swept; sanitary napkin disposal cans sanitized; carpeting vacuumed.
          3. MONTHLY: Doors cleaned; lighting fixtures in public areas will be dusted.
          4. ANNUALLY: Windows will be cleaned inside and out; Tenant shall, on one week’s notice clear all sill in the premises.
          5. EXTERIOR PREMISES: Lawn areas shall be mowed and landscaped areas shall be kept in a neat and orderly appearance as the season of the year dictates and as required by Landlord; all paved areas, walkways, steps, etc., shall be maintained and be kept free of snow and ice, in a reasonable way, as the season of the year dictates and as required by the Landlord; the Landlord shall spread sand, as it deems necessary, on all paved surfaces, and remove same when necessary.
          6. GENERALLY: Cleaning services shall be provided only on business days; any and all trash, debris, crates, boxes, cartons, etc., which do no fit easily into waste paper baskets will be removed for Tenant upon receipt of Tenant’s timely request, at Tenant’s cost and expense, which shall be treated as additional rent; the Tenant shall commit no violations of building’s Rules and/or Regulations, or of the codes, rules or regulations of fire departments or local authorities. Violations of any and all laws governing the operation or occupancy of this building by Tenant placing any one or more items of trash, debris, crates, boxes, cartons, etc., in halls, stairwells or in any location except where specifically designed by the Landlord and the cost of removing any such items, or of removing the violations, including any damages the Landlord may suffer as a result of the Tenant’s acts, shall be borne solely by the Tenant, and such costs, expenses, losses, and damages which the Landlord incurs or will incur, will be billed to Tenant as additional rent in accordance with the terms and conditions of this Lease. The Tenant’s use and/or occupancy, whether for emergency purposes or not, of the demised premises, after normal business hours (from 9:00 a.m. to 5:00 p.m. on business days only) shall cause no interference, delay, conflict, etc., with the normal routines of the building such as, maintenance, cleaning, and other services scheduled to be performed.

Page -20-

     Except as otherwise provided herein scheduling, method, code of operation and general performance of cleaning services shall be at the sole option and discretion of the Landlord. The Tenant shall cooperate in maintaining the neat and orderly appearance of the premises. If requested in writing by Landlord, Tenant will separate its garbage and trash according to recycling guidelines or requirements. All food and wet garbage shall be put in plastic bags by Tenant and such bags will be closed and tied or sealed.

Page -21-

EXHIBIT C
Suite Renovations- Tenant Fitup:
     The Landlord agrees to provide the following improvements to the Tenant’s office as follows:
1.	Suite modifications according to the attached floor layout;

2.	Repainting of all wall surfaces in tenant selected color;

3.	Installation of new carpeting in tenant selected color, not to exceed $22.00 per sq/yd. Any additional cost will be the responsibility of tenant. Movement of any and all furniture is the responsibility of tenant;

4.	Replacement of all current ceiling tiles with new ceiling.